UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 240.14a-12

AEYE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AEye, Inc.

One Park Place, Suite 200

Dublin, California 94568

* * * IMPORTANT REMINDER TO EXERCISE YOUR RIGHT TO VOTE TODAY * * *

Dear Stockholders:

By now, you should have received your proxy materials for the Annual Meeting of Stockholders of AEye, Inc. (the “Company,” “we” or “our”), to be held on May 15, 2024 (the “Annual Meeting”). Your vote is very important to the Company, and we encourage you to vote as soon as possible, regardless of the number of shares you own.

A majority of the board of directors of the Company recommends that you vote “FOR” each proposal on the ballot this year.

As a reminder, you can vote your shares electronically via the Internet, by telephone, or by completing and returning the proxy card or voting instruction card if you requested paper proxy materials. Voting instructions are printed on your proxy card and included with the proxy materials. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy materials previously distributed to you.

Thank you for your continued support of the Company.

Sincerely,

/s/ Andrew S. Hughes

Andrew S. Hughes

Senior Vice President, General Counsel & Corporate Secretary

May 10, 2024